UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 21, 2026

Peraso Inc.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2033 Gateway Pl., Suite 500

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2026, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Peraso Inc. (the “Company”) approved an increase of the annual base salary, effective retroactively as of July 1, 2026, for each of the Company’s executive officers, including the following named executive officers, in each case by five percent (5%) over such executive officer’s then-current annual base salary:

(i)	Ronald Glibbery, the Company’s Chief Executive Officer (the “CEO”), from $400,000 to $420,000;

(ii)	James Sullivan, the Company’s Chief Financial Officer (the “CFO”), from $305,000 to $320,250; and

(iii)	Bradley Lynch, the Company’s Chief Operating Officer (the “COO”), from $275,000 to $288,750.

(collectively, the “Salary Increases”).

To the extent the target annual bonus opportunity and/or severance benefits of any of the CEO, the CFO or the COO under his respective employment arrangement with the Company are calculated by reference to such executive officer’s annual base salary, such amounts will be recalculated based on such executive officer’s increased annual base salary, effective as of the effective date of the Salary Increases.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: August 21, 2026	By:	/s/ James Sullivan
James Sullivan
Chief Financial Officer

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